Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

OPENTV TO REDEEM ITS OUTSTANDING CLASS A ORDINARY SHARES

San Francisco, Calif., February 24, 2010 - OpenTV Corp. (NASDAQ: OPTV), a leading software and technology provider of advanced digital television solutions, announced today that it is redeeming all of its outstanding Class A ordinary shares, other than any such shares held by its controlling shareholder, Kudelski SA, and two of its subsidiaries, for $1.55 per share, without interest and less applicable withholding taxes. OpenTV intends to complete the redemption at 5:00 p.m., New York City time, on March 26, 2010. A redemption notice/transaction statement relating to the redemption has been mailed to all holders of record of OpenTV Class A ordinary shares.

In connection with the redemption, shareholders of OpenTV will be entitled to statutory dissent rights in accordance with the laws of the British Virgin Islands. A description of those statutory dissent rights is set forth in the redemption notice/transaction statement.

On February 19, 2010, Kudelski SA and two of its subsidiaries, who collectively own more than 90% of the voting power of OpenTV, delivered written instructions directing OpenTV to redeem all of the Class A ordinary shares that are not owned by Kudelski SA and those subsidiaries. Under the laws of the British Virgin Islands, the jurisdiction in which OpenTV is organized, upon the receipt of those written instructions OpenTV is required to redeem all of the Class A ordinary shares that are not owned by Kudelski SA and those subsidiaries.

OpenTV also announced today that, in connection with the redemption, it has submitted a notice to the Nasdaq Stock Market (“NASDAQ”) of its intent to voluntarily delist its Class A ordinary shares from The NASDAQ Global Market effective upon completion of the redemption on March 26, 2010. OpenTV intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) and NASDAQ in order to effect the voluntary delisting of its Class A ordinary shares.

Nothing in this press release shall constitute an offer to purchase or a solicitation of an offer to purchase any securities of OpenTV. OpenTV shareholders and other investors are urged to read the Schedule 13E-3 and the redemption notice/transaction statement, as amended, filed by OpenTV with the SEC because they contain important information about the redemption. Copies of the Schedule 13E-3 and the redemption notice/transaction statement, as amended, are available at no charge on the SEC’s Web site at http://www.sec.gov.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. OpenTV’s software has been integrated in more than 145 million devices around the world and enables advanced program guides, video-on-demand, personal video recording, interactive and addressable advertising and a variety of enhanced television applications. For more information, please visit www.opentv.com.

Cautionary Language Regarding Forward-Looking Information

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the redemption. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations, due to, among other things, delays in our ability to complete the redemption of our Class A ordinary shares and effect the voluntary delisting of our Class A ordinary shares from The NASDAQ Global Market due to potential regulatory, litigation or other issues. All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of the risks and uncertainties relevant to OpenTV, please refer to OpenTV’s periodic reports and registration statements filed with the SEC, which can be obtained online at the SEC’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about OpenTV for a more informed overview of OpenTV. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Christine Oury

OpenTV

Tel: +1 415-962-5433

coury@opentv.com